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                                                                    EXHIBIT 4.17


                                                                      as amended
                                                                        09/23/99

                             GROUP 1 SOFTWARE, INC.
                             INCENTIVE STOCK OPTION,
                         NON-QUALIFIED STOCK OPTION AND
                          STOCK APPRECIATION UNIT PLAN

            Group 1 Software, Inc., a Delaware corporation (hereinafter referred to as the "Company"), adopted and established a non-qualified stock option and stock appreciation incentive unit plan (the "Plan") for its officers and other key employees (whether full-time or otherwise) effective as of September 12, 1995, the date it was approved by the Company's shareholders at their annual meeting.

            The provisions of the Plan are set forth below:

                                   SECTION ONE

                       DESIGNATION AND PURPOSE OF THE PLAN

            A. Designation. This document is designated the "GROUP 1 SOFTWARE, INC. INCENTIVE STOCK OPTION, NON-QUALIFIED STOCK OPTION AND STOCK APPRECIATION UNIT PLAN" (hereinafter referred to as the "Plan").

            B. Purpose. The purpose of the Plan is to advance the growth and development of the Company by affording an opportunity to the officers and other employees (whether full-time or otherwise) of the Company or a Subsidiary to invest in shares of the Company's Stock and/or to receive a cash or Stock distribution representing increases in the value of the Company's Stock. The acquisition of such Stock by such employees and/or the payment of cash distributions to such employees, who contribute to responsible for the Company's success, provides a continuing incentive for them to promote the best interests of the Company and induces them to continue their employment with the Company or a Subsidiary. Finally, the Plan will enable the Company or a Subsidiary to attract competent personnel to enter its employ.


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                                   SECTION TWO

                                   DEFINITIONS

            The following definitions shall be applicable to the terms used in the Plan:

            A. "Code" means the Internal Revenue Code of 1986, as presently in effect or as hereafter amended.

            B. "Committee" means the Compensation Committee appointed to administer the Plan pursuant to Section Four.

            C. "Company" means Group 1 Software Corporation, a Delaware corporation.

            D. "Eligible Individual" means any officer or other key employee (whether full-time or otherwise) of the Company or a Subsidiary. Options and Stock Units may be granted under the Plan only to such officers and other key employees (whether full-time or otherwise) of the Company or a Subsidiary.

            E. "Incentive Stock Option" shall mean an option granted under this Plan that meets the requirements of Code Section 422.

            F. "Incentive Stock Option Plan" shall mean that part of the Plan the provisions of which are specifically designated as relating solely to Incentive Stock Options as well as those provisions of the Plan which relate to Options generally or to both Options and Stock Units.

            G. "Non-Qualified Stock Option" means any options granted under the Plan that are not Incentive Stock Options.

            H. "Non-Qualified Stock Option Plan" shall mean that part of the Plan the provisions of which are specifically designated as relating solely to Non-Qualified Stock Options as well as those provisions of the Plan which relate to Options generally or to both Options and Stock Units.

            I. "Option" shall mean an Incentive Stock Option and a Non-Qualified Stock Option granted under this Plan to purchase authorized but unissued or treasury shares of the Company's Stock.

            J. "Participant" means any Eligible Individual who is granted an Option or Stock Unit as provided in this Plan, and


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shall also mean the successor in interest, if any, of a deceased Eligible
Individual.

            K. "Plan" shall mean the Group 1 Software Corporation Incentive Stock Option, Non-Qualified Stock Option and Stock Appreciation Unit Plan as set forth in this document, and as hereafter amended, the provisions of which, unless otherwise designated, form a part of each of the incentive Stock Options Plan, the Non-Qualified Stock Option Plan, and the Stock Appreciation Unit Plan.

            L. "Redemption Date" for a Stock Unit shall be the earlier of (i) the date so designated in the written instrument granting the Stock Unit, which shall in no event be earlier than the first anniversary of the date of grant of the Stock Unit (except as otherwise expressly provided herein) nor later than the tenth anniversary of the date of grant of the Stock Unit; (ii) the date of the death of the Participant to whom the Stock Unit was granted; or (iii) the date which is the first day of the sixth month following the termination of employment of the Participant to whom the Stock Unit was granted if such termination of employment is due to "total disability" of the Participant. If the termination of employment is due to any other cause which the Committee, in its sole discretion, determines should permit a redemption rather than a forfeiture of outstanding vested Stock Units, the redemption rules of Section Twelve A shall apply.

            M.  "Stock" means the Common Stock of the Company.

            N. "Stock Appreciation Unit Plan" shall mean that part of the Plan the provisions of which are specifically designated as relating solely to Stock Units as well as those provisions of the Plan which relate to both Stock Units and Options.

            O. "Stock Unit" means a stock appreciation incentive unit granted to a Participant by the Committee under this Plan.

            P. "Subsidiary" shall mean an affiliate controlled by the Company, directly or indirectly, through one or more intermediaries, subject to Section Twelve(A)(vi), below.

            Q. "Vesting Date" for a Stock Unit shall mean the date or dates upon which all or any portion of the Stock Units shall become non-forfeitable in the event of the subsequent


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total disability or death of the participant or in the event of the termination of employment of the Participant for other causes approved by the Committee.

            R. Wherever appropriate, words used in this Plan in the singular may mean the plural, the plural may mean the singular, and the masculine may mean the feminine or neuter.

                                  SECTION THREE

                 STOCK SUBJECT TO STOCK OPTIONS AND STOCK UNITS

            Subject to the adjustment provided in Section Ten, the total number of shares of Stock which may be delivered to all participants upon the exercise of all Options granted under this Plan, shall not exceed 800,000 and the total number of shares of Stock which may be so issued may be increased only by a resolution adopted by the Board of Directors of the Company and approved by the stockholders of the Company. Shares delivered under this Plan upon the exercise of an Option shall be fully paid and non-assessable. Subject to the adjustment provided in Section Ten, the total number of Stock Units which may be issued by the Committee to all Participants under this Plan shall not exceed 100,000 and the total of such Stock Units may be increased only by a resolution adopted by the Board of Directors of the Company and approved by the stockholders of the Company. Such Stock may either be authorized and unissued or treasury stock. Subject to the adjustment provided in Section Ten, the total number of Shares of Stock which may be issued by the Committee in redemption of Stock Units to all Participants under the Plan shall not exceed 75,000 shares and the total number of shares of Stock which may be so issued may be increased only by a resolution adopted by the Board of Directors of the Company and approved by the stockholders of the Company.

                                  SECTION FOUR

                           ADMINISTRATION OF THE PLAN

            A. Appointment of Committee. The Board of Directors shall appoint a Compensation Committee (the "Committee") which shall consist of not less than three (3) members of such Board of Directors, none of whom is, or has been during the one (1) year period prior to his appointment, an Eligible Individual, who shall not be eligible during the period of service on the Committee. In addition, the Board of Directors may designate a


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member of the Committee to act as Chairman of the Committee. The Board of
Directors, in its sole discretion, may at any time, remove any member of the Committee and appoint a director to fill any vacancy on the Committee. No individual may participate as a member of the Committee in the administration of this Plan if he shall have been eligible to receive a grant of an award of any options or stock appreciation rights of the Company or any of its affiliates (as that term is used in SEC Rule 16b-3) under this Plan or any other discretionary plan of the Company or its affiliates (as that term is used in SEC Rule 16b-3) at any time within one year prior to serving on the Committee.

            B. Committee Meetings. The Committee shall hold its meetings at such times and places as are specified by the Committee. A majority of the Committee shall constitute a quorum. All actions of the Committee shall be taken by a majority of a quorum present at the meeting duly called by any member of the Committee; provided, however, that any action taken by a written document signed by a majority of the Committee members shall be as effective as actions taken by the Committee at a meeting duly called and held.

            C. Committee Powers. Subject to the terms and provisions of this Plan, the Committee shall have full power and authority to (i) designate the Eligible Individuals to whom Options or Stock Units shall be granted, (ii) determine the number of Options and/or Stock Units to be granted to each Participant, (iii) determine the Redemption Date of any Stock Units and the Vesting Date for any Stock Units, (iv) determine whether a vested Stock Unit shall be redeemed for cash or for Stock or for a combination of cash and Stock,
(v) determine the purchase price to be paid for each share of Stock deliverable upon the exercise of any Options, which shall be at least equal to the fair market value of a share of Stock at the time the Option is granted, (vi) determine the period during which an Option may be exercised, which period may not (except as otherwise expressly provided herein commence prior to the first anniversary of the date of grant of the Options nor extend beyond the tenth anniversary of the date of grant of the Options, (vii) establish the provisions of Non-Qualified Options to avoid such Options being deemed to constitute incentive stock options under Section 422 of the Code and regulations thereunder, including but not limited to extending the terms of Non-Qualified Options to a term not to exceed ten years and seven days and (viii) determine any other conditions to which the exercise of an Option shall be subject, including, subject to the provisions of Section Twelve,


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the effect upon an Option of the termination of employment or death of a
Participant. The Committee shall have all rights, powers and authority necessary or appropriate to administer this Plan in accordance with its terms, including, without limitation, the power to make binding interpretations of this Plan and to resolve all questions (whether express or implied) arising thereunder. The Committee may prescribe such rules and regulations for administering this Plan as the Committee, in its sole discretion, deems necessary or appropriate.

                                  SECTION FIVE

                            SELECTION OF PARTICIPANTS

            In determining which Eligible Individuals shall be granted Options and/or Stock Units, the Committee shall evaluate, inter alia, (i) the duties and responsibilities of the Eligible Individuals, (ii) their past and prospective contributions to the success of the Company, (iii) the extent to which they are performing and will continue to perform valuable services for the benefit of the Company, and (iv) such other factors as the Committee deems relevant.

                                   SECTION SIX

                       ISSUANCE OF OPTIONS AND STOCK UNITS

            A. Form of Options and Stock Units. Subject to the provisions of this Plan, each group of Options and/or Stock Units granted to a Participant shall be set forth in a written instrument upon such terms and conditions as the Committee determines. The Redemption Date of any Stock Unit and the Vesting Date of any Stock Unit shall be set forth in such written instrument. Each such instrument shall incorporate the provisions of this Plan by reference.

            B. Date of Grant of Stock Units and Options. The date of grant for a Stock Unit shall be the date on which the Stock Unit instrument was issued to the Participant and for an Option shall be the date such options were granted by the Committee.

            C. Delivery of Shares on Exercise of Option. Except as otherwise expressly provided herein, no Option may be exercised prior to the first anniversary of the date of grant of the Option. Upon exercise of any Option, or any portion thereof, the Committee shall deliver to the Participant such number of


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shares of Stock as the Participant elects to purchase, as soon as practicable after the Committee receives (i) written notice of such exercise under and pursuant to the terms and conditions of the applicable Option document and (ii) the full purchase price for such shares which shall be paid in cash or shares of stock, or a combination thereof. The Participant shall be entitled to pyramid the shares received upon exercise of Options by simultaneously delivering such shares of stock in payment of the purchase price of shares subject to additional Options; any share delivered in payment of the exercise price must have been held of record by the Optionee for a least six months or such other period as may be required to avoid any adverse effect on the financial position of the Company or a Subsidiary as a result of incurring compensation expense or otherwise. Such shares, which shall be fully paid and non-assessable upon the issuance thereof, shall be represented by a certificate or certificates registered in the name of the Participant and stamped with any appropriate legend.

                                  SECTION SEVEN

                      VESTING AND REDEMPTION OF STOCK UNITS

            A. Vesting. The amount to be paid in redemption of any Stock Unit as of the Redemption Date of such Stock Unit shall be equal to the percentage of the "Stock Unit Value" of the Stock Unit in which the Participant has a vested interest as of the Redemption Date. The Committee may, in its discretion, issue Stock Units to a participant in which the Participant has an immediate fully vested interest or may impose such vesting requirements, expressed in terms of years of continuous employment with the Company and/or a Subsidiary, as the Committee, in its sole discretion, may determine is appropriate in any given situation.

            B. Stock Unit Value. The "Stock Unit Value" of a Stock Unit shall be determined as of the Redemption Date of the Stock Unit and shall consist of the appreciation, if any, in the value of one share of Stock of the Company, between
(i) the value of one share of the Company's Stock as of the date of grant of the Stock Unit, and (ii) the value of one share of Stock of the Company as of the Redemption Date of such Stock Unit.

            C. Payment of Stock Unit Value. Each Stock Unit granted to a Participant which has become vested shall be redeemed by the Committee on the Redemption Date of such Stock Unit. The


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"Stock Unit Value" of the Stock Unit shall be paid to the Participant in cash, in Stock or in a combination of cash and Stock as soon as is practicable after the Redemption Date, at the discretion of the Committee. To the extent that payment of the Stock Unit Value is made in shares of Stock, the value of the Company's Stock as of the Redemption Date shall be used in determining the number of shares of Stock to be received by the Participant. Any shares of stock received by a Participant upon exercise of a Stock Unit shall be non-transferable until a period of at least six months has elapsed since the date of the grant of such Stock Unit.

                                  SECTION EIGHT

                 NON-TRANSFERABILITY OF OPTIONS AND STOCK UNITS

            Any Option or Stock Unit granted to an Eligible Individual may not be sold, exchanged, assigned, pledged, discounted, hypothecated or otherwise transferred except by will or by the laws of descent and distribution. During the lifetime of the Eligible Individual to whom an Option or Stock Unit is issued, such Option or Stock Unit may be exercised only by the Eligible Individual to whom it was issued or his representative. Upon any attempt to so sell, transfer, assign, pledge, discount, hypothecate or otherwise transfer any Option or Stock Unit, or any right thereunder, contrary to the provisions hereof, such Option of Stock Unit and all rights thereunder shall immediately become null and void.

                                  SECTION NINE

                         COMPLIANCE WITH SECURITIES LAWS

            Unless a registration statement under the Securities Act of 1933 is then in effect with respect to the Stock a Participant receives upon the exercise of an Option or the redemption of a Stock Unit the Committee, in its discretion, may require, at the time that a Participant so receives such Stock, that the Participant agrees in writing to acquire any such Stock he may so receive for investment and not for distribution, or to consent to such other agreement as the Committee, in its discretion, may deem to be necessary to comply with the requirements of the Securities Act of 1933 or any applicable state securities laws. A reference to any such agreement shall be inscribed on the Stock certificate(s). Each Option shall be


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subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of the shares of Stock subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Committee.

                                   SECTION TEN

                     CHANGES IN CAPITAL STRUCTURE OF COMPANY

            In the event of the splitting or consolidation of shares of Stock of the Company, the payment of a stock dividend by the Company or a similar transaction, the number of shares of Stock specified in Section Three of this Plan, the number of shares of Stock upon which the value of each outstanding Stock Unit shall be based and the value per share and the number and price per share of shares subject to then outstanding Options shall be proportionately adjusted.

                                 SECTION ELEVEN

                    REORGANIZATION, DISSOLUTION, LIQUIDATION
                       CHANGE OF CONTROL OR SIMILAR EVENT

            A. Treatment of Options. In the event of an occurrence of any of the following events and upon approval of the Committee:

               (i) the commencement of a bona fide "tender offer" acceptable to the Company's Board for the shares of the Company as provided under Rule 14d-2 promulgated under the Federal Securities Exchange Act of 1934, as amended, or any subsequent comparable Federal rule or regulation governing tender offers;

               (ii) a successful tender offer not previously approved by the Company's Board of Directors resulting in a change of control of the Board;



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               (iii) the Company's execution of an agreement concerning the sale of substantially all of its assets (other than to a subsidiary in a mere corporate restructuring);

               (iv) the Company's adoption of a plan of dissolution or liquidation; or

               (v) the Company's execution of an agreement concerning a merger or consolidation involving the Company in which the Company is not the surviving corporation or if, immediately following such merger or consolidation, less than fifty percent (50%) of the surviving corporation's outstanding voting stock is held by persons who were shareholders of the Company immediately prior to such merger or consolidation; each Participant shall have the right, immediately following such occurrence, to exercise his or her Option in full to the extent not theretofore exercised regardless of any provision herein or any provision in the Option contract providing for the deferment of the vesting or exercise thereof.

The Participant shall be entitled to exercise the options regardless of whether the tender offer (described in subsection A(i), directly above), is successful, regardless of whether the dissolution or liquidation is consummated, and regardless of whether the other corporation which is the surviving corporation in a merger or consolidation shall adopt and maintain any plan under which options are granted to the Participant. In the event the agreement concerning the sale of substantially all of its assets or the agreement concerning a merger or consolidation is not consummated by the parties, then the Options not exercised prior to the formal determination by the Board that the contemplated transaction will not be consummated shall on and after the date of such determination again be subject to the exercise restrictions set forth in the Option agreement. In the case of a merger, consolidation, reorganization, reclassification, sale of assets or similar event, all outstanding Options shall pertain to the securities or other property to which a holder of the number of shares of Stock covered by the Option would have been entitled to receive in connection with such event, and in the case of any other event specified herein, each outstanding Option shall remain outstanding and exercisable in accordance with its terms.

            B. Treatment of Stock Units. In the event of an occurrence of any of the following events and upon approval of the Committee:




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               (i) the commencement of a bona fide "tender offer" acceptable to the Company's Board for the shares of the Company as provided under Rule 14d-2 promulgated under the Federal Securities Exchange Act of 1934, as amended, or any subsequent comparable Federal rule or regulation governing tender offers;

               (ii) a successful tender offer not previously approved by the Company's Board of Directors resulting in a change of control of the Board;

               (iii) the Company's execution of an agreement concerning the sale of substantially all of its assets (other than to a subsidiary in a mere corporate restructuring);

               (iv) the Company's adoption of a plan of dissolution or liquidation; or

               (v) the Company's execution of an agreement concerning a merger or consolidation involving the Company in which the Company is not the surviving corporation or if, immediately following such merger or consolidation, less than fifty percent (50%) of the surviving corporation's outstanding voting stock is held by persons who were shareholders of the Company immediately prior to such merger or consolidation; the Redemption Date with respect to all Stock Units theretofore granted hereunder and outstanding at that time shall be the date of such event, regardless of any provision herein or any provision in the Stock Unit contract providing for the deferment of the vesting or redemption of any provision herein or any provision in the Stock Unit contract providing for the deferment of the vesting or redemption thereof.

The Participant shall be entitled to require redemption (the "Redemption Date") of the Stock Units regardless of whether the tender offer is successful, regardless of whether the dissolution or liquidation is consummated, and regardless of whether the other corporation which is the surviving corporation in a merger or consolidation shall adopt and maintain any plan under which Stock Units are granted to the Participant. In the event the agreement concerning the sale of substantially all of its assets or the agreement concerning a merger or consolidation is not consummated by the parties, then the Stock Units not exercised prior to the formal determination by the Board that the contemplated transaction will not be consummated shall on and after the date of such determination again be subject to the vesting restrictions set forth in the Option agreement.



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            In the case of a merger, consolidation, reorganization,
reclassification, sale of assets or similar event, the Stock Unit Value of any Stock Unit upon the redemption of such Stock Unit shall be determined on the basis of the difference, if any, between (i) the value of a single share of the Company's Stock as of the date of grant of such Stock Unit, and (ii) the current value, as of the Redemption Date of such Stock Unit, of the shares of stock or other securities into which a single share of the Company's Stock would have been converted on the date of such reclassification, consolidation, merger, reorganization, sale of assets or other similar event.

                                 SECTION TWELVE

                            TERMINATION OF EMPLOYMENT

            A.  Severance.

               (i) Stock Units - Termination of Employment. In the event that a Participant's employment with the Company or a Subsidiary terminates for any reason, other than due to his death or "total disability," any Stock Unit granted to him will be forfeited, whether or not such Stock Unit had been vested, unless the Committee, in its sole discretion, decides to authorize the redemption of the Stock Unit, to the extent then vested. If the Committee so decides to redeem the Stock Unit, it shall be redeemed as of the third business day following the next date on which quarterly and/or annual summary statements of sales and sales earnings of the Company are released for publication on a wire service, in a financial news service, in a newspaper of general publication or are otherwise made publicly available.

               (ii) Stock Units - Total Disability. In the event that a Participant's employment with the Company or a Subsidiary is terminated due to his incurring a "total disability", any Stock Units granted to him will be redeemed, to the extent then vested, upon the expiration of six months following the date of termination of employment due to a "total disability".

               (iii) Options - Termination of Employment. In the event that a Participant's employment with the Company or a Subsidiary terminates for any reason, other than due to his death or "total disability", any Option granted to such Participant will expire in accordance with the provisions of the Options document dealing with the effect of a termination of


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employment. Such provisions must provide for an expiration of the Option not later than six months after the date of such termination. Notwithstanding the foregoing, in the event that the Participant's employment is terminated for cause any Option granted to him shall be revoked as of the date his employment terminates. Notwithstanding any other provisions of this Plan, no payment under any Stock Unit or issuance of any Stock pursuant to any Option or Stock Unit shall be made and all rights of the Participant who received such Option or Stock Unit (or his designated beneficiary or legal representatives) under this Plan shall be forfeited if, prior to the time of such payment or issuance, the Participant (1) shall be employed without the Company's or affiliate's consent by a competitor of, or shall be engaged in any activity in competition with, the Company or an affiliate; (2) divulges without the consent of the Company any secret or confidential information belonging to the Company or an affiliate; (3) has been dishonest or fraudulent in any matter affecting the Company or (4) has committed any act which, in the sole judgment of the Committee, has been substantially detrimental to the interests of the Company. The Company shall give a Participant written notice of the occurrence of any such event (described in the foregoing clauses (1) - (4)) prior to making any such forfeiture. The determination of the Committee as to the occurrence of any of the events specified in the foregoing clauses (1)-(4) of this Section 11 shall be conclusive and binding upon all persons for all purposes. Any Award shall be subject to forfeiture for the reasons provided in this Section in such manner as shall be provided by the Committee.

               (iv) Options - Total Disability. In the event that a Participant's employment with the Company or a Subsidiary is terminated due to his incurring a "total disability," any Option granted to such Participant will expire twelve months after the date of such termination.

               (v) Definition of "Total Disability". For purposes of this Section Twelve, a Participant is totally disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

               (vi) Definition of "Subsidiary". For purposes of this Section Twelve, a Participant's employer shall continue to be deemed a Subsidiary notwithstanding that such entity is no

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longer directly or indirectly controlled by the Company and therefore no longer a Subsidiary, provided that the Participant's employer was a Subsidiary at the time the Options or Stock Units were granted to such Participant.

            B. Death. If a Participant dies while in the employ of the Company or a Subsidiary, his vested Stock Units will be redeemed as soon as is practicable after his death and the proceeds of such redemption shall be paid over to the executor or administrator of the estate of the Participant or to the person to whom the Stock Units shall pass by will or by the laws of descent and distribution. If a Participant dies while in the employ of the Company or a Subsidiary, any Option may provide that it can be exercisable not later than six months after his death by the executor or administrator of the estate of the Participant or by the person to whom the Option shall pass by will or by the laws of descent and distribution, but only to the extent the Participant was entitled to exercise the Options as of the date of his death.

                                SECTION THIRTEEN

                   PARTICIPANT'S RIGHTS AS A HOLDER OF SHARES

            A Participant has no rights as a stockholder with respect to any shares of Stock paid in redemption of any Stock Units or acquired pursuant to the exercise of an Option until the date a certificate is issued to him for such shares. Except as otherwise provided in Section Ten of this Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

                                SECTION FOURTEEN

                             AMENDMENTS TO THE PLAN

            The Board of Directors of the Company may amend or terminate this Plan at any time; provided, however, that (i) any such amendment or termination shall not adversely affect the rights of Participants under Options or Stock Units granted prior thereto; and (ii) any amendment which increases the total number of Options, Stock Units or shares of Stock covered by this Plan, changes the definition of Eligible Individual, changes the criteria for becoming a member of the Compensation Committee or any other material change to this Plan shall be


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subject to obtaining the approval thereof by the Company's stockholders.
Notwithstanding the foregoing, this Plan shall not be amended more than once every six months, other than to comport with changes in the, the Code, the Employee Retirement Income Security Act of 1974, as amended or the rules thereunder.

                                 SECTION FIFTEEN

                   EFFECTIVE AND EXPIRATION DATES OF THE PLAN

            This Plan shall be effective on September 12, 1995, after approval of it by the Company's shareholders. No Option shall be granted after September 10, 2005.

                                 SECTION SIXTEEN

                       INCENTIVE STOCK OPTIONS PROVISIONS

            The provisions of this Section Sixteen shall apply only to Incentive Stock Options.

            A. Over Ten-Percent Shareholders. Incentive Stock Options shall not be issued to individuals then owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company.

            B. Limit. Incentive Stock Options shall not be granted which will cause the aggregate fair market value (determined at the time each Option is granted) of the Stock for which options are granted to any Eligible Individual under all incentive stock option plans of the Company during the calendar year to exceed $100,000 plus the "unused limit carry-over" referred to in Section 422(b)(8) of the Internal Revenue Code of 1954.




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